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EXHIBIT 32.1

                                  CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted) (the Sarbanes-Oxley Act of 2002), Nathan Zommer, the Chief Executive Officer of IXYS Corporation (the "Company"), and Arnold P. Agbayani, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

Dated:  August 14, 2003


                                     /s/ Nathan Zommer
                                     -----------------------------------------
                                     Nathan Zommer
                                     Chief Executive Officer

                                     /s/ Arnold P. Agbayani
                                     -----------------------------------------
                                     Arnold P. Agbayani
                                     Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to IXYS Corporation and will be retained by IXYS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.